November 20, 2002



Board of Directors
AHA Investment Funds, Inc.
190 South LaSalle Street - Suite 2800
Chicago, IL  60606

Ladies and Gentlemen:

     We are acting as special Maryland counsel to AHA Investment Funds, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form N-14, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of an indefinite number of Class A shares of the Company's common stock, par value $.01 per share of the AHA Diversified Equity Fund series of capital stock (the "Shares"), all of which Shares are to be offered and sold by the Company pursuant to an Agreement and Plan of Reorganization dated as of November 20, 2002 among the Company and Kenilworth Fund, Inc. and, solely for the purposes of paragraph 9.2 thereof, each of CCM Advisors LLC and Institutional Portfolio Services, Ltd. (the "Plan of Reorganization"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Exhibit 11 of Form N-14 under the Investment Company Act of 1940, as amended, in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2.   An executed copy of the Plan of Reorganization.

     3. The Charter of the Company, as certified by the Maryland State Department of Assessments and Taxation on October 23, 2002 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

     4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

     5.   Resolutions  of the Board of  Directors  of the  Company  adopted at a meeting held on November 20, 2002, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Maryland General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, and (ii) issuance and delivery of the Shares in certificated or uncertificated form and in an amount that together with then issued shares would not exceed the total authorized shares of Class A Common Stock of the AHA Diversified Fund series of capital stock under the Company's Charter and as contemplated by the Plan of Reorganization, the Shares will be validly issued, fully paid and nonassessable.

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit 11 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             /s/ Hogan & Hartson L.L.P.
                                             ----------------------------
                                             HOGAN & HARTSON L.L.P.